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                               [FFCA Letterhead]

                                                                   EXHIBIT 10.21


                                 July 18, 2000


Mr. Edward B. Alexander                      BY FACSIMILE AND
Family Steak Houses of Florida, Inc.         OVERNIGHT COURIER
2113 Florida Blvd.
Neptune Beach, FL 32266-1609

Dear Ed:

         Family Steak Houses of Florida, Inc. ("Borrower") has advised FFCA Funding Corporation ("FFCA") that Borrower desires to obtain mortgage financing for up to two (2) new Ryan's Family Steakhouse restaurants (individually, a "Property" and collectively, the "Properties") during the next sixteen and one-half (16-1/2) months. For each Property, Borrower desires to obtain a construction/long term mortgage loan secured by a first lien mortgage or deed of trust, as determined by FFCA (individually, a "Mortgage Loan" and collectively the "Mortgage Loans").

         Upon Borrower's acceptance of this commitment letter (this "Commitment"), FFCA commits to make to Borrower up to two (2) Mortgage Loans, on the terms set forth in this Commitment.

A.       Basic Commitment Terms.

Background:                This Commitment outlines certain basic terms and
                           conditions of the Mortgage Loans; however, it is not meant to define all of the terms and conditions of the Mortgage Loans, which will be set forth more fully in the final documentation. The Mortgage Loans are subject to, among other things, the approval by FFCA of the Properties and the Loan Amount (as defined below), Borrower's compliance with all of the requirements set forth in this Commitment, and the receipt by FFCA of all documents and other information requested by FFCA and its counsel.

Acceptance:                Borrower may accept this Commitment by signing and
                           returning a copy of this Commitment, together with a check for the Fee (as defined below), to FFCA within ten (10) days of the date hereof.


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Fee:                       Borrower shall pay FFCA a $6,000.00 fee (the "Fee
                           Deposit") for this Commitment. Notwithstanding the foregoing, if at any time prior to the Closing, FFCA determines that its out-of-pocket expenses in connection with the Mortgage Loans exceed the Fee Deposit, upon the request of FFCA, Borrower will pay such shortfall to FFCA.

Refundability of Fee:      Although the Fee Deposit shall be nonrefundable and
                           fully earned when received by FFCA, all or part of the Fee Deposit may be applied to the Property
                           Commitment Fees as described in the Property
                           Commitment Fee Section below.

Transaction Processing:    Borrower will send FFCA a completed Property Notice
                           in the form attached hereto as Exhibit A once a site has been identified. FFCA will not instruct its counsel to begin preparing any of the documentation and FFCA will not inspect the Properties until FFCA has received a completed Property Notice.

Commitment Term:           The term of this Commitment shall commence on the
                           date this Commitment is accepted and automatically expire and be of no further force or effect after December 1, 2001. Any Property Notice received by
                           FFCA after such date shall be ineffective, and FFCA shall be under no obligation to close any Mortgage
                           Loan if the Closing fails to occur within ninety (90) days of receipt of a Property Notice.

Loan Amount Cap:           Notwithstanding anything herein to the contrary, in
                           no event shall FFCA be obligated to fund a Mortgage
                           Loan if the Loan Amount for a Property (including financed soft costs and closing costs) exceeds
                           $1,600,000.00.

B.       Basic Loan Terms.

Property Commitment Fee:   For each Mortgage Loan, Borrower shall pay FFCA an
                           underwriting and processing fee equal to one percent
                           (1.00%) of the Loan Amount. Borrower shall be entitled to a $3,000.00


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                           credit towards the Property Commitment Fee owing
                           under each Property Notice. One-half of the balance of the Property Commitment Fee shall be due upon Borrower's delivery of a Property Notice; the balance of the Property Commitment Fee shall be due at the Closing.

Documentation:             Prior to Closing, FFCA shall provide Borrower with
                           FFCA's proposed form of promissory note ("Note"), loan agreement ("Loan Agreement"), mortgage or deed of trust, as determined by FFCA, and security agreement ("Deed of Trust"), assignment of leases and rents, environmental indemnity, UCC-1 financing statements, disbursement agreement (the "Disbursement
                           Agreement") and such other documents as may be reasonably required by FFCA or the Title Company (as defined below) (collectively, the "Loan Documents").
                           Each Deed of Trust shall (a) grant FFCA a first priority lien against the Property and the furniture, machinery and other equipment of Borrower at the Property, (b) contain such representations, warranties, covenants and agreements as are customary in loan transactions of this type, (c) provide that Borrower will indemnify FFCA against all claims, suits and costs whatsoever relating to the Property,
                           (d) provide that Borrower shall be responsible for all maintenance, utilities, insurance, taxes, assessments and other expenses associated with the Property, (e) provide that the Property shall be operated as a Ryan's Family Steakhouse pursuant to a franchise agreement with Ryan's Properties, Inc.
                           ("Franchisor"), and (f) provide that the Property shall not be sold, leased, or further encumbered without the prior written consent of FFCA. At the Closing, with respect to each Property, Borrower shall (i) provide FFCA with proof of insurance relating to the Property, (ii) provide FFCA with a satisfactory title insurance commitment, ALTA as-built survey, environmental insurance, opinion of counsel, Franchisor status certificate, non-foreign certificate, and (iii) execute the Loan Documents.

Loan Amount:               Subject to the Loan Amount Cap set forth above, the
                           sum of (i) the fair market value of the land as determined by FFCA, (ii) the actual and reasonable cost to construct the improvements, as determined by FFCA, (iii) the Property Commitment Fee,


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                           and (iv) such soft costs and closing costs as FFCA
                           may approve in its sole discretion.

Development Price:         After Borrower purchases the Land (the cost of
                           which shall be funded by FFCA in accordance with the preceding paragraph), FFCA will fund the sum of (i) the actual and reasonable hard costs incurred to construct the improvements as determined by FFCA, and
                           (ii) Borrower's actual and reasonable out-of-pocket soft costs relating to the construction of the improvements as may be approved as to category and amount by FFCA, in its reasonable discretion.

Basic Construction
Funding Terms:             The Disbursement Agreement shall provide that FFCA
                           will agree to fund the Development Price in progress payments through the Title Company, and Borrower will agree to complete the improvements as provided therein.

Title Company and
Surveyor:                  FFCA's policy of title insurance shall be issued by
                           LandAmerica Financial Services/Lawyers Title
                           Insurance Corporation, Phoenix National Division (the
                           "Title Company"). The close of escrow and all subsequent disbursements under the Disbursement
                           Agreement shall be processed through the Title
                           Company. Hayes and Matthews, Inc. or such other surveyor selected by FFCA shall prepare the surveys for the Properties.

Note Terms:                Interest shall accrue at a variable rate, adjusting
                           monthly, equal to the 30-day London Interbank Offered
                           Rate then in effect plus 3.75%. Principal and interest shall be paid in equal monthly installments due on the first day of each month based upon a twenty (20) year term and amortization schedule.

Prepayment:                Borrower may prepay any Note, in whole, but not in
                           part, on any regularly scheduled payment date;
                           provided, however, any prepayment made during the first year of the term of a Mortgage Loan shall include a prepayment premium equal to 5% of the then outstanding amount of such Mortgage Loan; any prepayment made during the second year of the term of a

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                           Mortgage Loan shall include a prepayment premium
                           equal to 4% of the then outstanding amount of such Mortgage Loan; any prepayment made during the third year of the term of a Mortgage Loan shall include a prepayment premium equal to 3% of the then outstanding amount of such Mortgage Loan; any prepayment made during the fourth year of the term of a Mortgage Loan shall include a prepayment premium equal to 2% of the then outstanding amount of such Mortgage Loan; and any prepayment made during the fifth year of the term of a Mortgage Loan shall include a prepayment premium equal to 1% of the then outstanding amount of such Mortgage Loan.

Fixed Charge Coverage:     Borrower shall be required to achieve and maintain an
                           annual Fixed Charge Coverage Ratio (as defined below) at each Property equal to or greater than 1.25:1. If
                           Borrower does not achieve such annual Fixed Charge
                           Coverage Ratio at a Property within thirty (30) days following notice from FFCA, Borrower shall be required to either (i) prepay, without being required to pay any prepayment penalty or yield maintenance premium, the Note by an amount sufficient to raise the Fixed Charge Coverage Ratio to 1.25:1, and
                           Borrower and FFCA shall amend the Note to re-amortize the payment schedule thereunder, (ii) substitute another property or properties acceptable to FFCA, such that after such substitution, the Fixed Charge
                           Coverage Ratio, based upon the results of the prior year's operation, shall equal or exceed 1.25:1, or
                           (iii) prepay the Note in full, without being required to pay any prepayment penalty or yield maintenance premium. For purposes hereof, the term "Fixed Charge
                           Coverage Ratio" shall mean the ratio of (a) net income before non-recurring items and after a corporate overhead allocation (equal to 5% of gross sales) plus depreciation and amortization expense, operating lease payments and interest expense, to (b) the sum of any loan payments, equipment loan payments and operating lease payments which are associated with the Property. The Loan Agreement will provide that FFCA may elect at any time to convert the Fixed
                           Charge Coverage Ratio from a single-store test to an aggregate 1.25:1 test applying to


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                           all loans from FFCA to Borrower, or to such groups of
                           such loans as may be selected by FFCA from time to time.

Closing Costs:             Borrower shall pay its attorneys' fees, FFCA's site
                           inspection expenses, FFCA's attorneys' fees, the cost of environmental insurance, and all other Mortgage
                           Loan closing costs, including, without limitation, all mortgage and stamp taxes, construction consultant fees, soil report expenses, disbursement agent costs, survey expenses, title insurance premiums, and escrow, filing and recording fees. In the event any Property or Properties do not close for any reason after FFCA's due diligence has begun, Borrower shall pay all costs incurred for such diligence for that Property or Properties.

C. Other Material Transaction Terms.

Financial Statements:      Within forty-five (45) days following the end of each
                           quarter during the Commitment Term, Borrower shall provide FFCA with Borrower's financial statements for the preceding quarter.

Non-Disclosure:            Prior to the Closing, neither Borrower nor FFCA shall
                           make any public disclosure of this Commitment or the transactions proposed by this Commitment without the prior written consent of the other party hereto, except as may be required by law or legal process.

Transfers,
Participations and
Securitization:            The Loan Documents shall provide that FFCA may, at
                           any time, sell, transfer or assign any Note, Deed of Trust and any of the other Loan Documents, and any or all servicing rights with respect thereto (each, a "Transfer"), or grant participations therein (each, a "Participation"), or complete an asset securitization vehicle selected by FFCA, in accordance with all requirements which may be imposed by the investors or the rating agencies involved in such securitized financing transaction, as selected by FFCA, or which may be imposed by applicable securities, tax or other laws or regulations, including, without limitation, laws relating to FFCA's status as a real estate investment trust (each, a "Securitization"). Borrower agrees to


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                           cooperate in good faith with FFCA in connection with
                           any Transfer, Participation and/or Securitization, including, without limitation, (i) providing such documents, financial and other data, and other information and materials (the "Disclosures") which would typically be required with respect to Borrower by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or the Securitization, as applicable; provided, however, Borrower shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and
                           (ii) amending the terms of the transactions evidenced by the Loan Documents to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfers, Participations or Securitization, so long as such amendments would not have a material adverse effect upon Borrower or the transactions contemplated by this Commitment. Borrower consents to FFCA providing the Disclosures, as well as any other information which FFCA may now have or hereafter acquire with respect to the Property or the financial condition of Borrower, to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to each Transfer, Participation and/or Securitization, as applicable. FFCA and Borrower shall each pay their own attorneys' fees and other out-of-pocket expenses incurred in connection with the performance of their respective obligations under this paragraph.


Cross-Default and
Cross-Collateralization:   The Mortgage Loan Documents between FFCA and Borrower
                           with respect to the Mortgage Loans shall be cross-defaulted and cross-collateralized with each other and all other loan agreements, notes, mortgages, deeds of trust and other agreements now or hereafter entered into between (or, in the case of notes and guaranties, in favor of) (i) FFCA, Franchise Finance Corporation of America or any of its other subsidiaries and affiliates, on the one hand, and (ii) Borrower or any of its subsidiaries or affiliates, on the other hand.


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D. Other Matters.

         THE FOREGOING SUMMARY OF BASIC TERMS AND CONDITIONS IS NOT MEANT TO BE NOR SHOULD IT BE CONSTRUED AS AN ATTEMPT TO DEFINE ALL OF THE TERMS AND CONDITIONS REGARDING THE MORTGAGE LOANS. INSTEAD, IT IS INTENDED ONLY TO OUTLINE CERTAIN BASIC POINTS OF THE BUSINESS UNDERSTANDING AROUND WHICH LEGAL DOCUMENTATION WILL BE STRUCTURED. THE OUTLINED TERMS AND CONDITIONS ARE SUBJECT TO FINAL DOCUMENTATION SATISFACTORY TO ALL PARTIES AND COMPLETE LEGAL REVIEW AND APPROVAL OF ALL PERTINENT MATTERS.

         This Commitment and the Mortgage Loans contemplated hereby and the obligation of FFCA to consummate the Mortgage Loans described in this Commitment shall be subject to, in FFCA's sole judgment, there being no adverse material change in (i) the financial condition of Borrower, (ii) the franchise loan capital markets, or (iii) FFCA's ability to successfully consummate a Transfer, Participation or Securitization therein. Furthermore, this Commitment shall not be assignable by Borrower or relied upon by any third party without the prior written consent of FFCA, and shall be governed by the internal laws of the State of Arizona, without giving effect to conflict of law principles. This Commitment may be assigned by FFCA without the consent of Borrower. This Commitment (i) supersedes any previous discussions, agreements and/or proposal/commitment letters relating to the Mortgage Loans, and (ii) may only be amended by a written agreement executed by FFCA and Borrower. FFCA reserves the right to cancel this Commitment in the event (i) Borrower has made any misrepresentations or withheld any information with regard to the Mortgage Loans, or (ii) Borrower or its affiliates default on any of their contractual obligations to FFCA or its affiliates.

         ANY ACTION ARISING OUT OF THIS COMMITMENT OR THE LOAN DOCUMENTS SHALL BE PROSECUTED ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF ARIZONA. FFCA AND BORROWER WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION ARISING OUT OF THIS COMMITMENT. BORROWER WAIVES ANY RIGHT BORROWER HAS OR MAY HAVE TO SEEK OR RECOVER FROM FFCA OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS AND EMPLOYEES ANY AWARD OF SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH ANY DEFAULT BY FFCA UNDER THIS COMMITMENT.


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         Please indicate your acceptance of this Commitment by having a copy of this Commitment signed and returned to FFCA to the attention of Ann Veal, FFCA Funding Corporation, 17207 North Perimeter Drive, Scottsdale, Arizona 85255, together with a check in the sum of $6,000.00 payable to "FFCA Funding Corporation", within ten (10) days from the date hereof, or this Commitment will automatically expire.

                                    FFCA Funding Corporation,
                                    a Delaware corporation

                                    /s/ Robin L. Roach

                                    Robin L. Roach
                                    Senior Vice President, Corporate Finance

ACCEPTED AND AGREED TO on this 1st day of August, 2000.


Family Steak Houses of Florida, Inc.,
a Florida corporation

By: /s/ Ed Alexander
   -------------------------------------------
Printed Name: Edward B. Alexander
             ---------------------------------
Title: Executive Vice President
      ----------------------------------------


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                                  EXHIBIT "A"

                                PROPERTY NOTICE

         Pursuant to the terms and conditions of that certain commitment letter dated July 18, 2000, between FFCA Funding Corporation ("FFCA") and Family Steak Houses of Florida, Inc. ("Borrower") (the "Commitment Letter"), Borrower hereby identifies the property described below ("Property") as a property that Borrower would like FFCA to fund as set forth in the Commitment Letter. Any capitalized terms used herein without definition shall have the same meaning given in the Commitment Letter.


Date:
                                    -------------------------------------------

Lender:                             FFCA

Borrower:
                                    -------------------------------------------
Street Address of Property:
                                    -------------------------------------------
City, State & Zip Code
                                    -------------------------------------------
Operating Entity (attach Lease):
                                    -------------------------------------------
Square Footage of Proposed
Improvements:
                                    -------------------------------------------
Proposed Loan Amount:
                                    -------------------------------------------
Proposed Development Price:
                                    -------------------------------------------
Anticipated Land Closing Date:
                                    -------------------------------------------
Outside Land Closing Date
(no more than 6 months after the
date of this Property
Notice):
                                    -------------------------------------------


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The following supporting items are attached to this Property Notice:

         Land Purchase Agreement

         Legal Description

         Site Plan

         FFCA Proposed Budget

         Current Title Evidence (if available)

         Current ALTA Survey (if available)

         Completed Environmental Questionnaire

         Environmental Reports (if available)

         The Property, the Loan Amount and, if applicable, the Development Price referenced above are subject to the approval of FFCA. FFCA will notify Family Steak Houses of Florida, Inc. if the Property, Loan Amount or, if applicable, Development Price, are disapproved. It is also expressly acknowledged that the Mortgage Loan is subject to Borrower satisfying all of the conditions and requirements contained in the Commitment Letter.

Family Steak Houses of Florida, Inc.,
a Florida corporation


By
  --------------------------------------
Printed Name
             ---------------------------
Title
     -----------------------------------


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